Exhibit 99.1

La Rosa Acquires Real Estate Brokerage Franchisee in Georgia with Revenue of $3.4 Million in 2023

Eighth franchisee that has been acquired since IPO

Reaffirms target to generate $100 million of annualized revenue as a 2024 exit run rate

Celebration, FL / March 13, 2024 / – La Rosa Holdings Corp. (NASDAQ: LRHC) (“La Rosa” or the “Company”), a holding company for five agent-centric, technology-integrated, cloud-based, multi-service real estate segments, today announced that it has acquired a 51% interest in the Company’s franchisee - La Rosa Realty Georgia LLC (“La Rosa Georgia”), located in Gainesville and Alpharetta, Georgia.

La Rosa Georgia generated revenue of $3.4 million and reached break-even in 2023. The franchisee provides residential and commercial real estate brokerage services. It also provides coaching and support services to agents on a fee basis.

Joe La Rosa, CEO of the Company, commented, “As reported by Zillow, Atlanta, Georgia, is predicted to be one of the hottest housing markets in 2024. Specifically, they expect Atlanta to be the nation’s 6th hottest housing market in 2024 out of the top 50 metropolitan areas by population. This is due to strong demand, steady home values, a growing number of homeowners and job growth. We believe, our office, located in Alpharetta, which is a part of the Atlanta metropolitan area, is ideally located to capitalize on this growth in the housing market.”

“We now have a strong track record acquiring and integrating franchisees into our organization, resulting in streamlined operations as Company-owned locations. Looking ahead, we have additional franchisees and two ancillary services companies that we are also looking to acquire. We believe our accretive roll up strategy will allow us to reach our annualized revenue run rate target of $100 million before the end of 2024, with the expectation to become profitable in the beginning of 2025.”

About La Rosa Holdings Corp.

La Rosa is a holding company for five agent-centric, technology-integrated, cloud-based, multi-service real estate segments. In addition to providing person-to-person residential and commercial real estate brokerage services to the public, the Company cross-sells ancillary technology-based products and services primarily to its sales agents and the sales agents associated with their franchisees. La Rosa’s business is organized based on the services they provide internally to their agents and to the public, which are residential and commercial real estate brokerage, franchising, real estate brokerage education and coaching, and property management.

For more information, please visit: https://www.larosaholdings.com.

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Forward-Looking Statements

This press release contains forward-looking statements regarding the Company’s current expectations that are subject to various risks and uncertainties. Such statements include statements regarding the Company’s ability to grow its business and other statements that are not historical facts, including statements which may be accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including without limitation, the Company’s ability to achieve profitable operations, customer acceptance of new services, the demand for the Company’s services and the Company’s customers’ economic condition, the impact of competitive services and pricing, general economic conditions and other risk factors detailed in the Company’s filings with the United States Securities and Exchange Commission (the “SEC”). You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the headings “Risk Factors” and elsewhere in documents that we file from time to time with the SEC. Forward-looking statements contained in this press release are made only as of the date of the this press release, and La Rosa does not undertake any responsibility to update any forward-looking statements in this release, except as may be required by applicable law. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release.

For more information, contact: info@larosaholdings.com

Investor Relations Contact:

Crescendo Communications, LLC

David Waldman/Natalya Rudman

Tel: (212) 671-1020

Email: LRHC@crescendo-ir.com